Exhibit 10.1

THE BANCORP, INC.

2005 OMNIBUS EQUITY COMPENSATION PLAN

STOCK UNIT AWARD AGREEMENT

On this, the      day of                     , 200   (the “Date of Grant”), The Bancorp, Inc., a Delaware corporation (the “Company”), hereby grants to                                          (the “Grantee”) a Stock Unit Award (the “Award”), of              stock units (the “Stock Units”) under The Bancorp, Inc. 2005 Omnibus Equity Compensation Plan (the “Plan”). Each Stock Unit represents the Grantee’s right to receive one share of common stock of the Company (the “Common Stock”) on a future redemption date, subject to the terms and conditions set forth in this Agreement and the Plan.

GENERAL PROVISIONS

1. Stock Unit Account. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, (the “Account”) for the Grantee and shall record in such Account the number of Stock Units granted to the Grantee. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this Award or the Account established for the Grantee.

2. Vesting.

(a) The Grantee shall become fully vested in the Stock Units granted under this Award on December 31, 20    , (the “Vesting Date”); provided the Grantee does not incur a termination of employment or service with the Employer (as defined in the Plan) prior to the Vesting Date. Once vested, the Stock Units shall become redeemed as shares of Common Stock as described in Paragraph 3 below.

(b) If the Grantee’s employment or service with the Employer terminates for any reason prior to the Vesting Date, the Stock Units that are not vested as of the Grantee’s termination of employment or service shall terminate and the Grantee shall not have any redemption rights with respect to any such unvested Stock Units.

3. Redemption. On December 31, 20     (the “Redemption Date”) all of the vested Stock Units credited to the Grantee’s Account will be converted to an equivalent number of shares of Common Stock, and the Grantee shall receive a single sum distribution of such shares of Common Stock, which shall be issued under the Plan. If the Grantee has a termination of employment or service with the Employer prior to the Redemption Date, no Stock Units will be redeemed as shares of Common Stock.

4. Dividend Equivalents. Until such time as the Stock Units are redeemed, if any dividends are declared with respect to the shares of Common Stock, the Company shall pay to the Grantee, in the same form the dividend is paid to the stockholders of the Company, the amount of the dividend that would have been distributed if the Stock Units credited to the Grantee’s Account at the time of the declaration of the dividend were shares of Common Stock of the Company, irrespective of whether such Stock Units have vested pursuant to Paragraph 2.

ADDITIONAL PROVISIONS

5. Non-Transferability of Award. No Stock Units awarded to the Grantee under this Agreement may be transferred, assigned, pledged, encumbered or exercised by the Grantee and a Stock Unit may be redeemed during the Grantee’s lifetime only by the Grantee. Any attempt to transfer, assign, pledge, or encumber the Stock Units by the Grantee shall be null, void and without effect.

6. No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of the Company, including the right to any dividends (except as provided in Paragraph 4), or the right to vote, with respect to any Stock Units.

7. Change of Control. The provisions set forth in the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Stock Units, and, in the event of a Change of Control, the Committee (as defined in the Plan) may take such actions as it deems appropriate in accordance with the terms of the Plan.

8. Incorporation by Reference; Definitions. This Award shall be subject to the terms, conditions and limitations of the Plan, which are incorporated herein by reference. In the event of any contradiction, distinction or difference between this Stock Unit Award Agreement and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Stock Unit Award Agreement, the terms used in this Stock Unit Award Agreement shall have the meanings set forth in the Plan. The Award is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to the withholding of taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Award pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder, and the Grantee’s acceptance of this Award is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Award and the Plan.

9. Restrictions on Issuance or Transfer of Shares of Common Stock.

(a) The obligation of the Company to deliver shares of Common Stock upon the redemption of the Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares of Common Stock, the shares of Common Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The granting of Stock Units and the issuance of shares of Common Stock to the Grantee on the Redemption Date is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

(b) The Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Common Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothetically or encumbering the shares of Common Stock.

(c) On the Redemption Date, a certificate representing the shares of Common Stock that are redeemed shall be issued to the Grantee.

10. Withholding. The Grantee is required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting or redemption of this Award. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to this Award by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.

11. No Rights to Continued Employment or Service. This Award shall not confer upon the Grantee any right to be retained by or in the employment or service of the Employer or its parent, subsidiaries or affiliates and shall not interfere in any way with the right of the Employer or its parent, subsidiaries or affiliates to terminate the Grantee’s employment or service at any time. The right of the Employer or its parent, subsidiaries or affiliates to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

12. Assignment by the Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award may be assigned by the Company without the Grantee’s consent.

13. Acknowledgment. By executing this Agreement, the Grantee hereby acknowledges that with respect to any right to payment pursuant to this Agreement, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for the Grantee, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to the Plan and the Grantee’s rights to benefits under the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, the Grantee’s beneficiaries and any other person having or claiming an interest under the Plan on the Grantee’s behalf.

14. Effect on Other Benefits. The value of Stock Units or any shares of Common Stock distributed to the Grantee with respect to the redemption of the Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

15. Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

16. Notice. All notices hereunder shall be in writing, and if to the Company or to the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors of the Company; and if to the Grantee, shall be delivered personally sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to other party given in accordance with this Paragraph 16.

THE BANCORP, INC.

Date:	By:

I hereby accept the Award of Stock Units described in this Stock Unit Award Agreement. I have read the terms of the Plan and this Stock Unit Award Agreement, and agree to be bound by the terms of the Plan and this Stock Unit Award Agreement and the interpretations of the Committee with respect thereto.

ACCEPTED:

By:
Grantee

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